Exhibit 99.1

Microbot Medical Initiates Preparations for First-In-Human (FIH) Cases in Brazil for the LIBERTY® Robotic System

Distinguished publisher and lecturer, Interventional Radiologist Prof. Francisco Cesar Carnevale Expected to Perform the World’s First Clinical Cases at the Prestigious Institute of Radiology at the University of Sao Paulo Medical School Hospital

HINGHAM, Mass., May 8, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY Robotic system, the first fully disposable endovascular robotic system, announced that it has initiated preparations for potential First-In-Human cases in Brazil, by engaging with distinguished publisher and lecturer interventional radiologist Prof. Francisco Cesar Carnevale. The engagement with Prof. Carnevale, from the prestigious University of Sao Paulo Medical School Hospital, is expected to support the Company’s intention to conduct a FIH clinical trial in Brazil as part of its ongoing clinical and regulatory efforts.

“Following the successful usage of the LIBERTY system in over 100 pre-clinical catheterization procedures, and the value the Key Opinion Leaders that have performed those cases see in the LIBERTY system, the engagement with Prof. Carnevale to perform the first clinical cases represents a major step as we aim to continue our efforts toward regulatory approvals and commercialization,” commented Harel Gadot, Chairman, CEO and President. “Parallel to working in our main target markets for our innovative robotic system, like the US and Europe, we are constantly seeking additional collaboration and key opinion leaders, who wish to benefit their patients and the healthcare provider in their respective markets.”

The potential clinical cases are expected to commence upon completion of the verification & validation process of the LIBERTY Robotic system, as well as obtaining the necessary regulatory approvals to perform those cases.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY Robotic System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY Robotic System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and the One & Done™ technologies, the outcome of its studies to evaluate LIBERTY, the One & Done™ technologies and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Public Relations Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com